CMHC SYSTEMS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

CMHC SYSTEMS, INC.

TABLE OF CONTENTS

Saltz Shamis & Goldfarb
Certified Public Accountants
a division of
SS&G Financial Services
Akron Office
301 Springside Drive
Akron, Ohio 44333
(330) 668-9696
fax (330) 668-2538
www.SSandG.com

To the Board of Directors
CMHC Systems, Inc.
Dublin, Ohio

We have reviewed the accompanying consolidated balance sheets of CMHC Systems, Inc. (a corporation) and subsidiary (the Company) as of June 30, 2005 and 2004 and the related consolidated statements of operations, stockholders' deficit and cash flows for the three month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the representation of the management of the Company.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our reviews were made for the purpose of expressing limited assurance that there are no material modifications that should be made to the consolidated financial statements in order for them to be in conformity with generally accepted accounting principles. The information included in the accompanying supplemental schedules is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic consolidated financial statements, and we are not aware of any material modifications that should be made thereto.

Saltz, Shamis & Goldfarb
CERTIFIED PUBLIC ACCOUNTANTS

Akron, Ohio
September 2, 2005

CMHC SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2005 AND 2004

Assets	**2005**	2004
Cash and cash equivalents	$ **606,583**	$ 1,959,133
Trade receivables – net of allowance of $95,786 and $99,956 at June 30, 2005 and 2004, respectively	**1,688,121**	1,398,644
Inventory	**485**	11,679
Prepaid expenses and other current assets	**1,058,182**	801,937
Deferred income taxes	**294,674**	329,317
Total current assets	**3,648,045**	4,500,710
Property and equipment, net	**2,440,665**	2,539,896
Purchased software, net	**986,659**	1,285,954
Capitalized software development costs, net	**503,579**	381,117
Deferred income taxes	**940,128**	927,179
Other assets	**68,452**	85,632
Total assets	$ **8,587,528**	$ 9,720,488
Liabilities and Stockholders' Deficit		
Current liabilities:		
Current portion of long-term debt	$ **96,865**	$ 93,058
Current portion of capital lease obligations	**10,035**	7,657
Promissory note	**444,744**	470,000
Accounts payable	**677,000**	524,915
Accrued compensation and related liabilities	**951,628**	1,016,232
Other accrued liabilities	**234,952**	246,296
Deferred revenue	**7,907,131**	7,391,219
Total current liabilities	**10,322,355**	9,749,377
Noncurrent liabilities:		
Long-term debt, net of current portion	**1,894,364**	1,994,360
Capital lease obligations, net of current portion	**12,317**	21,102
Minority interest - Partnership	**92,322**	34,275
Total liabilities	**12,321,358**	11,799,114
Stockholders' deficit:		
Redeemable preferred stock, no par value. Authorized 15,000 shares; issued and outstanding 0 and 5,917 shares at June 30, 2005 and 2004, respectively	-	1,339,150
Common stock, no par value. Authorized 1,150,000 shares; issued and outstanding 895,958 and 837,248 shares at 2005 and 2004, respectively	**14,220**	13,633
Additional paid-in capital	**1,008,287**	1,051,790
Accumulated deficit	**(4,756,337)**	(4,483,199)
Total stockholders' deficit	**(3,733,830)**	(2,078,626)
Total liabilities and stockholders' deficit	$ **8,587,528**	$ 9,720,488

See accompanying notes to consolidated financial statements and accountants' report.

CMHC SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

	2005	2004
Revenues:		
License	$ 872,596	$ 698,708
Hardware	438,855	234,852
Professional services and support	4,552,777	4,016,833
	5,864,228	4,950,393
Cost of revenues:		
License	187,090	277,150
Hardware	378,354	166,112
Professional services and support	1,639,302	1,627,625
	2,204,746	2,070,887
Gross margin	3,659,482	2,879,506
Operating expenses:		
Selling and marketing	1,293,800	1,063,500
General and administrative	924,823	1,230,851
Product development	902,500	1,290,800
Operating income (loss)	538,359	(705,645)
Other income (expense):		
Interest and other income	2,521	5,867
Interest expense	(49,388)	(66,075)
Minority interest - Partnership	(68,621)	21,218
Total other income (expense)	(115,488)	(38,990)
Income (loss) before income taxes	422,871	(744,635)
Income tax (expense) benefit	(228,485)	82,801
Net income (loss)	$ 194,386	$ (661,834)

See accompanying notes to consolidated financial statements and accountants' report.

CMHC SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

	Redeemable preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders' deficit
	Shares	Amount	Shares	Amount			
Balances at March 31, 2004	5,917	$ 1,316,750	837,248	$ 13,633	$ 1,074,190	$ (3,821,365)	$ (1,416,792)
Preferred stock dividends	-	22,400	-	-	(22,400)	-	-
Net loss	-	-	-	-	-	(661,834)	(661,834)
Balances at June 30, 2004	5,917	$ 1,339,150	837,248	$ 13,633	$ 1,051,790	$ (4,483,199)	$ (2,078,626)
Balances at March 31, 2005	-	$ -	895,958	$ 14,220	$ 1,008,287	$ (4,950,723)	$ (3,928,216)
Net income	-	-	-	-	-	194,386	194,386
Balances at June 30, 2005	-	$ -	895,958	$ 14,220	$ 1,008,287	$ (4,756,337)	$ (3,733,830)

See accompanying notes to consolidated financial statements and accountants' report.

CMHC SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

	2005	2004
Cash flows from operating activities:		
Net income (loss)	$ 194,386	$ (661,834)
Adjustments to reconcile net income (loss) to net cash used by operating activities:		
Bad debt expense	-	15,000
Depreciation and amortization of property and equipment	77,462	68,142
Amortization of debt discount and financing fees	507	-
Loss on disposal of property and equipment	-	872
Amortization of capitalized software	30,277	70,068
Amortization of purchased software	89,697	149,187
Deferred taxes	212,391	(136,444)
Minority interest - Partnership	68,621	(21,218)
Changes in assets and liabilities:		
Receivables	(239,156)	426,700
Inventory	-	34,776
Prepaid expenses and other current assets	(26,021)	155,145
Other assets	677	(15,296)
Accounts payable	(155,416)	(250,061)
Deferred revenue	(595,815)	(14,843)
Accrued compensation and related liabilities	92,492	5,532
Other accrued liabilities	37,294	12,877
Net cash used by operating activities	(212,604)	(161,397)
Cash flows from investing activities:		
Purchases of property and equipment	(42,889)	(188,800)
Additions to capitalized software	(251,729)	(125,165)
Net cash used by investing activities	(294,618)	(313,965)
Cash flows from financing activities:		
Repayments of principal of long-term debt	(23,704)	(607,581)
Proceeds from issuance of long-term debt	-	251,323
Redemption of preferred stock	(247,509)	-
Principal payments under capital lease obligations	(2,829)	(7,505)
Distribution to minority interest - Partnership	(48,000)	(66,565)
Net cash used by financing activities	(322,042)	(430,328)
Decrease in cash and cash equivalents	(829,264)	(905,690)
Cash and cash equivalents:		
Beginning of period	1,435,847	2,864,823
End of period	$ 606,583	$ 1,959,133
Supplemental disclosure of cash flow information:		
Interest paid	$ 49,388	$ 66,075
Taxes paid	$ 36,191	$ 9,861

See accompanying notes to consolidated financial statements and accountants' report.

NOTE A - Description of business and basis of presentation

CMHC Systems, Inc. (the Company) was incorporated in the state of Ohio to develop, sell, market, and support information systems for the mental health industry throughout the United States. In addition to mental health facilities, the Company has a number of public health facilities as customers. The Company's fiscal year ends on March 31.

The accompanying consolidated financial statements include the financial statements of 570 Metro Place North Limited Partnership (the Partnership). The Partnership, which is majority owned by the Company's Chairman of the Board of Directors and majority stockholder, owns the land and the building where CMHC Systems, Inc. conducts most of its operations. Substantially all of the activities of the Partnership involve leasing the property to CMHC Systems, Inc. CMHC Systems, Inc. pays monthly rent to the Partnership and provides a guaranty on a mortgage loan of the Partnership.

NOTE B - Summary of significant accounting policies

Principles of consolidation
The consolidated financial statements include the financial statements of CMHC Systems, Inc. and subsidiary and those of the Partnership. All significant intercompany balances and transactions have been eliminated in consolidation.

Net income of the Partnership is recorded as a minority interest in Other income (expense) in the consolidated statements of operations. The Partnership equity is classified as Minority interest – Partnership in the consolidated balance sheet.

Cash equivalents
Cash equivalents at June 30, 2005 and 2004 include $0 and $1,056,559 in short-term investments, respectively. For the purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Trade receivables
Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowances based on a detailed analysis of accounts receivable. In estimating the allowance for doubtful accounts, the Company primarily considers the age of the receivable and also considers the creditworthiness of the customer, the economic conditions of the customer's industry, and general economic conditions, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of its future allowance for doubtful accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. Unbilled

NOTE B - Summary of significant accounting policies, continued

Trade receivables, continued
receivables of $389,163 and $294,077 are included in trade receivables at June 30, 2005 and 2004, respectively, and represent revenues recognized in advance of invoicing.

Inventory
Inventory consists principally of computer forms and supplies and computer hardware for resale and is valued at the lower of cost or market using the first-in, first-out (FIFO) method.

Property and equipment
Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The useful lives of property and equipment are as follows:

Building, parking lot, and building improvements	15 to 39 years
Computer equipment	3 to 7 years
Furniture and fixtures	5 to 7 years
Software	2 to 3 years

Purchased software
Purchased software consists of software acquired in business combinations, which is being resold by the Company. The software is being amortized using the straight-line method over the estimated useful lives of 4-5 years. Gross purchased software was $2,316,247 and accumulated amortization was $1,329,588 and $1,030,293 at June 30, 2005 and 2004, respectively. The Company estimates amortization expense to be $358,785, $358,785 and $269,090 for the years ended June 30, 2006, 2007 and 2008, respectively.

Capitalized software development costs
The Company capitalizes certain expenditures related to the enhancement of existing computer software and development of new products once the working model of the software product is completed. Upon completion of the enhancements or development of the new product, the capitalized costs are amortized using the straight-line method over the estimated useful life, usually three to five years.

At each balance sheet date, the unamortized capitalized cost of each product is compared to its net realizable value and written down to net realizable value if necessary. Accumulated amortization related to capitalized costs was $1,722,275 and $1,433,594 at June 30, 2005 and 2004, respectively.

Customer deposits
The Company generally requires a deposit upon the execution of contracts. The deposit generally ranges from 20% to 50% of the contract value. All deposits are reflected as deferred revenue until the system is installed and the revenue is recognized.

NOTE B - Summary of significant accounting policies, continued

Revenue recognition

The Company derives revenues by selling perpetual software licenses and hardware. The Company also derives revenues from annual maintenance and support services for its software. Revenue from perpetual software licenses is recognized when the following four criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the related fee is fixed and determinable, and (4) collectibility is probable. Software license fees and hardware are not recognized upfront unless the Company has established vendor-specific objective evidence (VSOE) of the undelivered element of the arrangement. In the event the Company has not established VSOE, revenue from software licenses is recognized over the maintenance period. Maintenance revenue is recognized ratably over the applicable maintenance period and services revenue is recognized as the services are delivered.

Deferred revenues primarily represent support contracts or services that have been billed in advance of the support or services being provided.

The Company records reimbursements received for out-of-pocket expenses as revenues in the accompanying consolidated financial statements, with the related expense recorded as cost of revenue.

Income taxes

Income taxes for CMHC Systems, Inc. are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership is not subject to state or federal taxes as those amounts are included in the tax returns of the partners. Consequently, and as the Company does not have an equity ownership in the Partnership, no deferred taxes have been provided for the Partnership.

Stock option plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, *Accounting for Stock Issued to Employees*, and related interpretations including FASB Interpretation No. 44, *Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25*, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant and amortized on a straight-line basis over the period of service only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, *Accounting for Stock-Based Compensation*, established accounting and disclosure requirements using a fair value-based

NOTE B - Summary of significant accounting policies, continued

Stock option plan, continued

method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

The Company accounts for equity instruments granted to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, *Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services*. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterpart's performance is complete or the date on which it is probable that performance will occur.

On April 1, 2003, CMHC issued 800 options to purchase common stock to four directors along with a put provision contained in a Buy-Sell Agreement with these same directors. The accounting treatment for these options requires variable accounting as prescribed by Financial Interpretation (FIN) No. 28, *Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans*. The Company will recognize compensation cost for the increases and decreases in the intrinsic value of the shares until the date the option is exercised.

The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123, *Accounting for Stock-Based Compensation*, to stock-based employee compensation using the Black-Scholes option-pricing model with straight-line recognition of compensation cost over the related vesting periods for fixed awards.

	FOR THE THREE MONTH PERIOD ENDED JUNE 30,	
	2005	2004
Net income (loss)	**$ 194,386**	$ (661,834)
Less: total stock-based employee compensation expense determined under fair value based method for all awards	**(8,316)**	(16,610)
Pro forma net income (loss)	**$ 186,070**	$ (678,444)

Concentration of risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments and accounts receivable. The Company maintains its temporary cash investments with a financial institution. The investments maintained by the financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

NOTE B - Summary of significant accounting policies, continued

Concentration of risk, continued

The Company also extends credit based on an evaluation of the customer's financial condition, without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. Due to the nature of its customer base, the Company's historical credit risk has been low. The Company generally requires payment within thirty days from delivery. However, the Company does establish allowances against accounts receivable for potentially uncollectible amounts.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of long-lived assets and long-lived assets to be disposed of

The Company's long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

NOTE C - Property and equipment

Property and equipment at June 30, 2005 and 2004 are summarized as follows:

	2005	2004
Building, parking lot, and building improvements	**$ 2,626,427**	$ 2,626,427
Computer equipment	**2,448,734**	2,283,333
Furniture and fixtures	**1,058,802**	1,057,484
Software	**164,926**	151,860
Total	**6,298,889**	6,119,104
Less accumulated depreciation and amortization	**3,858,224**	3,579,208
Property and equipment, net	**$ 2,440,665**	$ 2,539,896

At June 30, 2005 and 2004 property and equipment included $37,180 of equipment recorded under capital lease agreements. Accumulated amortization related to this equipment was approximately $15,492 and $3,098 as of June 30, 2005 and 2004, respectively.

NOTE D - Line of credit

In November 2001, the Company obtained a line of credit from Silicon Valley Bank. The line of credit was renewed effective April 29, 2005, until April 30, 2006. The line of credit has a credit limit of $1,750,000 or 80% of the amount of the Company's eligible receivables, plus $500,000 whichever is lower. The line of credit is secured by the Company's inventory, receivables, equipment and general intangibles, and all of the Company's deposit accounts. The Company is required to maintain its primary banking relationship with Silicon Valley Bank. The line bears an interest rate of 8% or prime plus 3%, whichever is greater. The Agreement requires a monthly minimum interest amount of $1,000 per month along with a collateral monitoring fee of $700 per month. It also contains certain financial covenants that the Company must comply with. In the event of noncompliance with the financial covenants, Silicon Valley Bank has the right to cease making loans under the line of credit, immediately request payment of all outstanding loans and take possession of the collateral for the loans. As of June 30, 2005 and 2004, the Company had no borrowings outstanding under the line of credit agreement.

NOTE E - Long-term debt and detachable stock warrants

Long-term debt consists of the following at June 30, 2005 and 2004:

	2005	2004
Subordinated loan, with interest payable monthly at 13.5%, due on October 28, 2004. The loan is secured by a subordinated position in all of the Company's assets and the common stock owned by the primary stockholder. The fianl payment was made on October 28, 2004.	**$ -**	$ 470,000
Note payable, secured by specific assets, with monthly payments of principal and interest at 11.653% in the amount of $2,455 through March 16, 2007.	**43,069**	69,027
Partnership note payable with monthly principal payments of $2,389 until April 15, 2009 when a ballon payment of $285,847 is due. Interest is prime plus 3% (9.0%. and 7.0% at June 30, 2005 and 2004, respectively). The loan is secured by the land and building and is guaranteed by CMHC Systems, Inc.	**393,347**	421,783
Partnership notes payable with monthly payments of principal and interest of $9,892 through May 1, 2024. The interest rate is 4.875%. The loan is secured by the land and building and is guaranteed by CMHC Systems, Inc.	**1,554,813**	1,596,608
Total	**1,991,229**	2,557,418
Less current portion of long-term debt (see note below)	**(96,865)**	(563,058)
Long-term debt, net of current portion	**$ 1,894,364**	$ 1,994,360

NOTE E - Long-term debt and detachable stock warrants, continued

The approximate aggregate maturities of long-term debt for each of the five years subsequent to June 30, 2005 are as follows: 2006, $96,865; 2007, $92,429; 2008, $384,372; 2009, $50,774; 2010, $53,305; and thereafter, $1,313,484. During 2005, the Partnership refinanced all of the existing debt on the land and building occupied by CMHC Systems. A twenty year mortgage was obtained in the amount of $1,600,000 and a second mortgage was obtained with a five year term for $430,000. The interest rate on the first mortgage is 4.875%, subject to adjustment as defined, and the second mortgage is the Prime Rate plus 3.00%.

In connection with the subordinated loan, in 1998 the Company issued warrants to purchase a total of 58,750 shares of common stock at a purchase price of $0.01 per share. The warrants, which were immediately exercisable, expired on May 31, 2004. The Company determined the value of the warrants to be $528,000 at the date of grant using the Black-Scholes valuation model. The $528,000 was recorded as a debt discount and was amortized as interest expense through the original maturity date of April 28, 2004.

The warrants had a put feature whereby the holders of the warrants could require the Company to repurchase the warrants at fair market value. The put feature was exercisable until May 31, 2004. As of a result of the loan amendment subsequent to year-end, the subordinate lender and the Company agreed to extend the put and the expiration of the warrants to November 30, 2004. The warrants were exercised on November 18, 2004 at the Exercise Price of $.01 per share.

NOTE F - Leases

The Company has several operating leases for office space and equipment, and capital leases for fixed assets. The Company leases office space from the Partnership whose general partner is the Chairman of the Board of Directors and majority stockholder of the Company. The lease was renewed during fiscal year 2003 for two five year periods expiring on December 31, 2013. The lease calls for monthly rentals of $31,431. These monthly rentals are adjusted annually to accommodate adjustments for both inflation and mortgage amortization of the Partnership. Rentals for the renewal periods are mutually agreed-upon between the Partnership and the Company. The Company is responsible for all real estate taxes on the facility during the term of the lease. The Company is a guarantor of the second mortgage of this affiliated partnership for $430,000. These intercompany transactions have been eliminated in consolidation.

NOTE F - Leases, continued

The Company has certain other operating leases for office equipment and other office space. Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of June 30, 2005 are:

	Capital leases	Operating leases
Year ending June 30:		
2006	$ 13,981	$ 317,998
2007	10,395	147,460
2008	-	27,082
2009	-	12,720
2010	-	9,540
Total minimum lease payments	24,376	$ 514,800
Less amount representing interest	2,024	
Present value of minimum lease payments	22,352	
Less current installments of obligations under capital lease	10,035	
Obligations under capital lease, excluding current installments	$ 12,317	

Total rent expense was $109,128 and $102,447 for the three month periods ended June 30, 2005 and 2004, respectively.

NOTE G - Income taxes

Income tax (expense) benefit for the three month period ended June 30, consists of:

	2005		
	Current	**Deferred**	**Total**
Federal	**$ -**	**$ (172,345)**	**$ (172,346)**
State and local	**(16,094)**	**(40,045)**	**(56,139)**
Total income tax	**$ (16,094)**	**$ (212,391)**	**$ (228,485)**

	2004		
	Current	Deferred	Total
Federal	$ (30,792)	$ 116,524	$ 85,732
State and local	(22,851)	19,920	(2,931)
Total income tax	$ (53,643)	$ 136,444	$ 82,801

NOTE G - Income taxes, continued

During the three month periods ending June 30, 2005 and 2004, the income tax expense varied from the statutory rate due primarily to state and local income taxes, the change in the valuation allowance and non-deductible amortization.

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities for the three month period ended June 30, 2005 and 2004 are:

	2005	2004
Deferred tax assets:		
Allowance for doubtful receivables	$ 40,134	$ 41,882
Accrued compensation	254,540	287,435
Property and equipment and purchased software	137,574	112,502
Deferred revenue	119,751	99,770
Other	31,117	31,117
Net operating loss carryforwards	1,711,161	1,686,956
	2,294,277	2,259,662
Less valuation allowance	(848,475)	(843,478)
	1,445,802	1,416,184
Deferred tax liabilities:		
Capitalized software development costs	(211,000)	(159,688)
Net deferred tax assets	$ 1,234,802	$ 1,256,496

The Company has remaining net operating loss carryforwards totaling approximately $4,055,000 as of June 30, 2005, which expire in 2017 through 2024.

Changes in the Company's ownership may cause annual limitations on the amount of loss carryforwards that can be utilized to offset income in the future. Based on future projections, the Company believes its is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.

NOTE H - Employee benefit plan

The Company has a defined contribution profit sharing and salary deferral plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees may elect to defer a portion of their salary until retirement by making periodic contributions to a nontaxable trust. The Company contributes a matching contribution of up to 6% of qualified deferred salaries (as defined) and an annual contribution determined each year by the board of directors. The Company's aggregate contributions were $71,765 and $65,475 for the three month period ended June 30, 2005 and 2004, respectively.

NOTE I - Redeemable preferred stock

The Company has authorized 1,150,000 shares of common stock and 15,000 shares of preferred stock.

During the year ended March 31, 2000, the Company entered into an agreement to sell shares of Convertible Redeemable Preferred Stock (preferred stock) to an unrelated investor for an amount up to $2,500,000. An initial sale occurred in April 1999, representing 5,917 shares for a total purchase price of $1,000,000. The investor did not exercise the option to purchase additional shares.

The shares of preferred stock were convertable into shares of common stock on a 1:10 ratio either upon a qualified initial public offering (as defined in the agreement) by the Company or upon the seventh anniversary of the most recent purchase of preferred shares by the investor. If no public offering had occurred by the fifth anniversary of the initial sale of preferred stock, the investor would be able to require the Company to re-purchase the preferred stock between the fifth and seventh anniversary. The holder of the preferred stock has exercised the put. The redemption occurred on January 29, 2005. The redemption price including dividends and interest was $1,392,253. The Company paid $700,000 of the redemption balance in cash, with the remaining $692,253 being rolled into a promissory note bearing a 14% interest rate due on April 29, 2005. On April 29, 2005, the Company paid $250,000 on the promissory note in cash, and entered into a new promissory note in the amount of $500,000 bearing a 14% interest rate due on October 31, 2005. Dividends accrued on the preferred stock at a rate of 7% per annum beginning in the fiscal year ended March 31, 2001. Any dividends not paid were cumulative and compounded at 7% per year. As of June 30, 2004, the Company had cumulative unpaid dividends $339,150 ($57.32 per share). As of June 30, 2005, cumulative dividends were $0 due to the redemption.

NOTE J - Stock option plan

During the fiscal year ended March 31, 1999, the Company adopted a stock option plan under which a committee of the board of directors may grant to employees, directors and consultants incentive stock options and nonqualified stock options with or without appreciation rights, restricted stock (as defined in the plan) and performance awards. The options may be exercised at such times as determined by the committee and expire ten years from the date of the grant (five years in the case of a participant who is a 10% stockholder). In addition, the committee may impose a vesting schedule for the options. The committee has sole discretion to determine the employees to whom shares of restricted stock and performance awards shall be granted along with all related terms and conditions of the grants or awards.

The Company made available 124,610 shares of common stock for issuance under this plan.

NOTE J - Stock option plan, continued

During the fiscal year ended March 31, 2003, the Company amended the Buy-Sell agreement for Directors and two common stockholders to include a put option, exercisable upon the occurrence of certain events. This put option requires variable accounting for the Directors' stock options. During fiscal year 2003, 800 options were granted to four Directors at a fair market value of $5.00. The Company will recognize compensation cost for the increases and decreases in the intrinsic value of the shares until the final measurement date. During the three month period ending June 30, 2005, no such charge was recorded and there was no change in the fair market value. On June 30, 2005, the intrinsic value of the options was $17 per share.

Stock option activity during the three month period ended June 30, 2005 and 2004 is as follows:

	2005		2004	
	Shares	**Weighted average exercise price**	Shares	Weighted average exercise price
Outstanding at beginning of period	**58,315**	**$ 4.70**	103,730	$ 5.44
Granted	**65,810**	**4.65**	-	-
Forfeited	**300**	**4.50**	4,460	4.75
Options outstanding at end of period	**123,825**	**4.68**	99,270	5.48
Weighted average fair value of options granted during the period	**$ 1.10**		$ -	

	Options outstanding		Options exercisable	
Range of exercise prices	**Number outstanding at June 30, 2005**	**Remaining contractual life**	**Options exercisable at June 30, 2005**	**Weighted average exercise price**
$ 4.50	**34,345**	**6.08 years**	**34,352**	**$ 4.50**
$ 5.00	**23,670**	**6.08 years**	**16,232**	**$ 5.00**
$ 4.65	**65,810**	**6.08 years**	**-**	**$ 4.65**
$4.50 to $5.00	**123,825**		**50,584**	

Under the terms of the option agreements, employee's option privileges expire upon termination from the Company unless due to death or disability.

NOTE J - Stock option plan, continued

During the three month period ended June 30, 2005, the Company granted 65,810 options at a price of $4.65 per share to employees. The fair value of each option was estimated on the date of the grant using the minimum value method with the following assumptions: expected volatility of 0%; dividend yield of 0%; risk-free interest rate of 4.3% and an expected life of 6 years. One third of the options vest each May 6 starting in 2006.

NOTE K - Acquisition

On December 13, 2002, the Company acquired 100% of the shares of Earley Corporation, a vendor of Windows-based software programs that perform clinical functions similar to the Company's existing Unix-based software.

The purchase agreement included a potential earnout payment of $50,000, contingent upon the achievement of a specified profitability target for the Windows product line for the 12 month period following the acquisition date. The earnout payment was not included in the purchase price as it was uncertain whether the profitability target would be achieved. This earnout payment was recorded as an additional part of the purchase price in fiscal year 2004 as the target was met. The earnout payment was paid in August 2005.

CMHC SYSTEMS, INC.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
JUNE 30, 2005

Assets	CMHC, Systems Inc.	570 Metro Place North Limited Partnership	Eliminations	Consolidated
Cash and cash equivalents	$ 529,984	$ 76,599	$ -	$ 606,583
Receivables:				
Trade – net of allowance of $95,786	1,688,121	-	-	1,688,121
Inventory	485	-	-	485
Prepaid expenses and other current assets	1,024,140	34,042	-	1,058,182
Deferred income taxes	294,674	-	-	294,674
Total current assets	3,537,404	110,641	-	3,648,045
Property and equipment, net	527,535	1,913,130	-	2,440,665
Purchased software, net	986,659	-	-	986,659
Capitalized software development costs, net	503,579	-	-	503,579
Deferred income taxes	940,128	-	-	940,128
Other assets	26,208	42,244	-	68,452
Total assets	$ 6,521,513	$ 2,066,015	$ -	$ 8,587,528
Liabilities and Stockholders' Deficit				
Current liabilities:				
Current portion of long-term debt	$ 25,374	$ 71,491	$ -	$ 96,865
Current portion of capital lease obligations	10,035	-	-	10,035
Promissory note	444,744	-	-	444,744
Accounts payable	677,000	-	-	677,000
Accrued compensation and related liabilities	951,628	-	-	951,628
Other accrued liabilities	209,419	25,533	-	234,952
Deferred revenue	7,907,131	-	-	7,907,131
Total current liabilities	10,225,331	97,024	-	10,322,355
Noncurrent liabilities:				
Long-term debt, net of current portion	17,695	1,876,669	-	1,894,364
Capital lease obligations, net of current portion	12,317	-	-	12,317
Minority interest - Partnership	-	-	92,322	92,322
Total liabilities	10,255,343	1,973,693	92,322	12,321,358
Stockholders' deficit:				
Common stock, no par value. Authorized 1,150,000 shares; issued and outstanding 895,958 shares	14,220	-	-	14,220
Additional paid-in-capital	1,008,287	-	-	1,008,287
Accumulated deficit	(4,756,337)	-	-	(4,756,337)
Partnership equity	-	92,322	(92,322)	-
Total stockholders' deficit	(3,733,830)	92,322	(92,322)	(3,733,830)
Total liabilities and stockholders' deficit	$ 6,521,513	$ 2,066,015	$ -	$ 8,587,528

See accountant's report.

CMHC SYSTEMS, INC.
CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2005

	CMHC, Systems Inc.	570 Metro Place North Limited Partnership	Eliminations	Consolidated
Revenues:				
License	$ 872,596	$ -	$ -	$ 872,596
Hardware	438,855	-	-	438,855
Professional services and support	4,552,777	-	-	4,552,777
Other	-	143,872	(143,872)	-
	5,864,228	143,872	(143,872)	5,864,228
Cost of revenues:				
License	187,090	-	-	187,090
Hardware	378,354	-	-	378,354
Professional services and support	1,639,302	-	-	1,639,302
	2,204,746	-	-	2,204,746
Gross margin	3,659,482	143,872	(143,872)	3,659,482
Operating expenses:				
Selling and marketing	1,293,800	-	-	1,293,800
General and administrative	1,024,517	44,178	(143,872)	924,823
Product development	902,500	-	-	902,500
Operating income	438,665	99,694	-	538,359
Other income (expense):				
Interest and other income	2,521	-	-	2,521
Interest expense	(21,351)	(28,037)	-	(49,388)
Minority interest - Partnership	-	-	(68,621)	(68,621)
Total other income (expense)	(18,830)	(28,037)	(68,621)	(115,488)
Income before income taxes	419,835	71,657	(68,621)	422,871
Income tax expense	(225,449)	(3,036)	-	(228,485)
Net income	$ 194,386	$ 68,621	$ (68,621)	$ 194,386

See accountant's report.

CMHC SYSTEMS, INC.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
JUNE 30, 2004

Assets	CMHC, Systems Inc.	570 Metro Place North Limited Partnership	Eliminations	Consolidated
Cash and cash equivalents	$ 1,920,242	$ 38,891	$ -	$ 1,959,133
Receivables:				
Trade – net of allowance of $99,956	1,398,644	-	-	1,398,644
Inventory	11,679	-	-	11,679
Prepaid expenses and other current assets	779,938	21,999	-	801,937
Deferred income taxes	329,317	-	-	329,317
Total current assets	4,439,820	60,890	-	4,500,710
Property and equipment, net	560,280	1,979,616	-	2,539,896
Purchased software, net	1,285,954	-	-	1,285,954
Capitalized software development costs, net	381,117	-	-	381,117
Deferred income taxes	927,179	-	-	927,179
Other assets	40,755	44,877	-	85,632
Total assets	$ 7,635,105	$ 2,085,383	$ -	$ 9,720,488
Liabilities and Stockholders' Deficit				
Current liabilities:				
Current portion of long-term debt	$ 22,595	$ 70,463	$ -	$ 93,058
Current portion of capital lease obligations	7,657	-	-	7,657
Promissory note	470,000	-	-	470,000
Accounts payable	524,915	-	-	524,915
Accrued compensation and related liabilities	1,016,232	-	-	1,016,232
Other accrued liabilities	213,579	32,717	-	246,296
Deferred revenue	7,391,219	-	-	7,391,219
Total current liabilities	9,646,197	103,180	-	9,749,377
Noncurrent liabilities:				
Long-term debt, net of current portion	46,432	1,947,928	-	1,994,360
Capital lease obligation, net of current portion	21,102	-	-	21,102
Minority interest - Partnership	-	-	34,275	34,275
Total liabilities	9,713,731	2,051,108	34,275	11,799,114
Stockholders' deficit:				
Redeemable preferred stock, no par value. Authorized 15,000 shares; issued and outstanding 5,917 shares at redemption value	1,339,150	-	-	1,339,150
Common stock, no par value. Authorized 1,150,000 shares; issued and outstanding 837,248 shares	13,633	-	-	13,633
Additional paid-in-capital	1,051,790	-	-	1,051,790
Accumulated deficit	(4,483,199)	-	-	(4,483,199)
Partnership equity	-	34,275	(34,275)	-
Total stockholders' deficit	(2,078,626)	34,275	(34,275)	(2,078,626)
Total liabilities and stockholders' deficit	$ 7,635,105	$ 2,085,383	$ -	$ 9,720,488

See accountant's report.

CMHC SYSTEMS, INC.
CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2004

	CMHC, Systems Inc.	570 Metro Place North Limited Partnership	Eliminations	Consolidated
Revenues:				
License	$ 698,708	$ -	$ -	$ 698,708
Hardware	234,852	-	-	234,852
Professional services and support	4,016,833	-	-	4,016,833
Other	-	94,619	(94,619)	-
	4,950,393	94,619	(94,619)	4,950,393
Cost of revenues:				
License	277,150	-	-	277,150
Hardware	166,112	-	-	166,112
Professional services and support	1,627,625	-	-	1,627,625
	2,070,887	-	-	2,070,887
Gross margin	2,879,506	94,619	(94,619)	2,879,506
Operating expenses:				
Selling and marketing	1,063,500	-	-	1,063,500
General and administrative	1,251,648	73,822	(94,619)	1,230,851
Product development	1,290,800	-	-	1,290,800
Operating income	(726,442)	20,797	-	(705,645)
Other income (expense):				
Interest and other income	5,867	-	-	5,867
Interest expense	(28,017)	(38,058)	-	(66,075)
Minority interest - Partnership	-	-	21,218	21,218
Total other income (expense)	(22,150)	(38,058)	21,218	(38,990)
Income before income taxes	(748,592)	(17,261)	21,218	(744,635)
Income tax benefit	86,758	(3,957)	-	82,801
Net income	$ (661,834)	$ (21,218)	$ 21,218	$ (661,834)

See accountant's report.